Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-149190), Form S-3 (File No. 333-159888), Form S-3/A (No. 333-153579) and Form S-4 (No. 333-171773) of BreitBurn Energy Partners L.P. of our report dated March 9, 2011 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Los Angeles, California
March 9, 2011